UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 16, 2008

KNIGHT TRANSPORTATION, INC.
(Exact name or registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ		85043
(Address of Principal Executive Offices)		(Zip Code)

(602) 269-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a912 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.12e-4(c)).

Item 8.01	Other Events

The Board of Directors of Knight Transportation, Inc., an Arizona corporation (the “Company”), has authorized the Company to repurchase up to 3,000,000 shares of its outstanding common stock.  Repurchases are made pursuant to the provisions of Rule 10b-18, or pursuant to privately negotiated transactions with employees or directors of the Company.  In making repurchases the Company considers both its cash requirements and market conditions.  Repurchases will continue from time to time, as conditions permit, until the total number of shares authorized to be repurchased have been bought, or until the Company’s authorization to repurchase is terminated, whichever occurs first.

The information in this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  There can be no assurance that future dividends will be declared.  Please refer to the last paragraph of the press release and various disclosures by the Company in its press releases, shareholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Dated: December 16, 2008	/s/ David A. Jackson
David A. Jackson, Chief Financial Officer